Exhibit 1.1

Granite Point Mortgage Trust Inc.

[•] Shares of Common Stock

UNDERWRITING AGREEMENT

[•], 2017

J.P. Morgan Securities LLC

Morgan Stanley & Co. LLC

As Representatives of the several

Underwriters listed in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Granite Point Mortgage Trust Inc., a Maryland corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 10,000,000 shares of Common Stock, par value $0.01 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,500,000 shares of Common Stock of the Company (the “Option Shares”).  The Underwritten Shares and the Option Shares are herein referred to as the “Shares”.  The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

Simultaneously with the Closing Date (as defined below), the Company will acquire the equity interests of TH Commercial Holdings LLC (“TH Commercial”) from Two Harbors Investment Corp. (“Two Harbors”), and TH Commercial will become the Company’s indirect wholly owned subsidiary (the “Formation Transaction”). In exchange for the equity interests and other assets described in the Registration Statement, the Pricing Disclosure Package and the Prospectus (each, as defined below), the Company will issue 33,071,000 shares of its common stock and 1,000 shares of its 10% cumulative redeemable preferred stock, liquidation preference $1,000 per share (the “Cumulative Redeemable Preferred Stock”) to Two Harbors or an affiliate of Two Harbors. In addition, simultaneously with the Formation Transaction, the Company will enter into a management agreement (the “Management Agreement”) with Pine River Capital Management L.P., a Delaware limited partnership (the “Manager”) pursuant to which the Manager will act as the manager of the Company.

J.P. Morgan Securities LLC (the “Directed Share Underwriter”) has agreed to reserve up to 5% of the Shares to be purchased by it under this Agreement, for sale to the Company’s directors, officers, and certain employees and other parties related to the Company (collectively, “Participants”), as set forth in the Prospectus (as defined below) under the heading “Underwriting” (the “Directed Share Program”).

The Shares to be sold by the Directed Share Underwriter and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the “Directed Shares”.  Any Directed Shares not orally confirmed for purchase by any Participant by [•][A/P].M., New York City time on the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.                                      Registration Statement.  The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-11 (File No. 333-218197), including a prospectus, relating to the Shares.  Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares.  If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”):  a Preliminary Prospectus dated [•], 2017 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means [           ] P.M., New York City time, on [•], 2017.

2.                                      Purchase of the Shares.

(a)                                 Upon the basis of the warranties and representations herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell the Underwritten Shares to the Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $[•].

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof).  Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b)                                 The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Pricing Disclosure Package.  The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)                                  Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at the offices of [•] at 10:00 A.M., New York City time, on [•], 2017, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares.  The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company.  Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Certificates for the Shares, if the Shares are represented by certificates, will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)                                 The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person.  Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto.  Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                                      Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)                                 Preliminary Prospectus.  The Company has not received, and has no notice of, any order of the Commission preventing or suspending the use of any Preliminary Prospectus or threatening or instituting proceedings for that purpose. In addition, each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and each part of the Preliminary Prospectus at the time of filing did not contain any untrue statement of a material fact or did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(b)                                 Pricing Disclosure Package.  The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.  No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)                                  Issuer Free Writing Prospectus.  Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives.  As of its date, each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and did not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)                                 Emerging Growth Company.  From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)                                  Testing-the-Waters Materials.  The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications.  The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto.  The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto.  “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act.  Any individual Written Testing-the-Waters Communication did not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                                   Registration Statement and Prospectus.  The Registration Statement has been declared effective by the Commission.  No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or, to the knowledge of the Company, threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g)                                  Financial Statements.  The financial statements (including the related notes and schedules thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(h)                                 Organization and Good Standing.  The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”).

(i)                                     No Material Adverse Change.   Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as stated therein, (i) there has not been any change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, condition (financial or otherwise), properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) and no such transaction is probable of being entered into by the Company nor any of its subsidiaries that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole (other than repurchase agreements and facilities described under the Caption “Business — Our Financing Strategy and Leverage” in the prospectus contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority that is material to the Company and its subsidiaries taken as a whole.

(j)                                    Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus, and other than the issuance of shares of Common Stock upon the vesting of restricted stock under the equity incentive plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable except as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(k)                                 Due Authorization.  The Company has full right, power and authority to execute and deliver this Agreement and the other Transaction Documents (as defined below) and to perform its obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(l)                                     Underwriting Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(m)                             The Shares.  The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights; and the shares of common stock and Cumulative Redeemable Preferred Stock to be issued to Two Harbors pursuant to the Contribution Agreement (as defined below) have been duly authorized and when issued and delivered and paid for in accordance with the Contribution Agreement, will be duly and validly issued, fully paid and nonassessable and will conform to the description thereof in the Registration Statement, Pricing Disclosure Package and Prospectus and the issuance of such shares is not subject to any preemptive or similar rights.

(n)                                 Other Transaction Documents.  This Agreement, the Management Agreement, the Contribution Agreement, dated [•], 2017 (the “Contribution Agreement”), by and between the Company, Granite Point Operating Co LLC, Two Harbors Operating Co LLC and Two Harbors, the Director Designation Agreement, dated [•], 2017 (the “Director Designation Agreement”), by and between the Company and Two Harbors (this Agreement, the Management Agreement and the Contribution Agreement, collectively, the “Transaction Documents”) have been duly authorized, executed and delivered by the Company, and each constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its respective terms, except to the extent that enforcement against the Company thereof may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(o)                                 Descriptions of the Transaction Documents.  Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(p)                                 No Violation or Default.  Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property or asset of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company and its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)                                 No Conflicts.  The execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r)                                    No Consents Required.  No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, the issuance and sale of the Shares and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(s)                                   Legal Proceedings.  Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(t)                                    Independent Accountants.  Ernst & Young LLP (the “Accountant”), who has certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(u)                                 Title to Real and Personal Property.  The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims, security interests, restrictions and defects and imperfections of title except those that (i) are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or may arise or exist directly as a result of borrowings under any applicable repurchase agreements which are described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v)                                 Intellectual Property.  The Company does not have any trademark, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property that is material to the present or proposed business activities of the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)                               No Undisclosed Relationships.  No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(x)                                 Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(y)                                 Taxes.  The Company and its subsidiaries have filed all federal, state, local and foreign income and franchise tax returns in a timely manner, and all such tax returns are true, correct and complete in all material respects, and the Company and its subsidiaries have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except for any taxes, assessments, fines or penalties as are being contested in good faith and as to which adequate reserves have been provided, and except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. Except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except as would not, individually or in the aggregate have a Material Adverse Effect.

(z)                                  Real Estate Investment Trust. The Company will make a timely election to be subject to tax as a real estate investment trust (“REIT”) pursuant to Sections 856 through 860 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ending December 31, 2017. Commencing with its taxable year ending December 31, 2017, the Company has been organized and is operating in conformity with the requirements for qualification and taxation as a REIT under the Code and the Company’s actual and proposed method of operation as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus does and will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2017 and subsequent taxable years. The Company will use its best efforts to continue to qualify as a REIT for its taxable year ending December 31, 2017, and the Company will use its best efforts to continue to qualify as a REIT unless the Board of Directors of the Company determines that it is no longer in the best interests of the Company and its stockholders to be so qualified. Neither the Company nor any of its subsidiaries has taken any action that would cause the Company to fail to qualify as a REIT for its taxable year ending December 31, 2017 or any subsequent taxable year. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(aa)                          Licenses and Permits.  The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, sub-license, certificate, permit or authorization or has any reason to believe that any such license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course except as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)                          No Labor Disputes.  No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(cc)                            Certain Environmental Matters.  Neither the Company nor any of its subsidiaries is in violation of any federal, state or local law, rule or regulation relating to pollution or the protection of human health, the environment or wildlife, including relating to the release of hazardous materials, except as would not, individually or in the aggregate, have a Material Adverse Effect, and there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of noncompliance, investigations or proceedings relating to any such violation or alleged violation.

(dd)                          Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any entity, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b),(c),(m) or (o) of the Code would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Sections 304 and 305 of ERISA) (v) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA and the regulations promulgated thereunder) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification; (viii) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guarantee Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA); and (ix) none of the following events has occurred or is reasonably likely to occur: (A) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its Controlled Group affiliates in the current fiscal year of the Company and its Controlled Group affiliates compared to the amount of such contributions made in the Company’s and its Controlled Group affiliates’ most recently completed fiscal year; or (B) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Accounting Standards Codification Topic 715-60) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, except in each case with respect to the events or conditions set forth in (i) through (ix) hereof, as would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)                            Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ff)                              Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; [and] (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.  The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of:  (i) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)                            Insurance.  The Company and its subsidiaries are insured by insurers with appropriately rated claims, covering their respective properties, operations, personnel and businesses, including business interruption insurance, in such amounts as are prudent and customary for the businesses in which they are engaged; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in the Registration Statement, Pricing Disclosure Package and the Prospectus; and the Company has obtained or will obtain directors’ and officers’ insurance in such amounts as is customary for companies engaged in the type of business conducted by the Company.

(hh)                          No Unlawful Payments.  Neither the Company nor any of its subsidiaries nor any director, officer or employee of the Company or any of its subsidiaries nor, to the knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ii)                                  Compliance with Anti-Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)                                No Conflicts with Sanctions Laws.  None of the Company, its subsidiaries, or directors, officers, or employees acting on its behalf, or, to the knowledge of the Company, any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”),the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, presently Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)                          No Restrictions on Subsidiaries.  No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll)                                  No Broker’s Fees.  Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(mm)                  No Registration Rights.  No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

(nn)                          No Stabilization.  The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(oo)                          Margin Rules.  Neither the issuance, sale and delivery of the Shares nor the application of the proceeds thereof by the Company as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)                          Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(qq)                          Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(rr)                                Sarbanes-Oxley Act.  The Company is, and after giving effect to the offering and sale of the Shares will be, in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder.

(ss)                              Status under the Securities Act.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(tt)                                No Ratings.  There are (and prior to the Closing Date, will be) no debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined under Section 3(a)(62) under the Exchange Act.

(uu)                          Directed Share Program.  The Company represents and warrants that (i) the Registration Statement, the Pricing Disclosure Package and the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectuses comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Pricing Disclosure Package, the Prospectus, any Preliminary Prospectus and any Issuer Free Writing Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.  The Company has not offered, or caused the Underwriters to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer or supplier’s level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

4.                                      Representations and Warranties of the Manager.  The Manager represents and warrants to each Underwriter that:

(a)                                 Manager-Related Disclosure.  Any financial or other information regarding the Manager and/or its subsidiaries that is included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is accurate and complete in all material respects.

(b)                                 Organization and Good Standing of the Manager. The Manager has been duly organized and is existing and in good standing under the laws of the State of Delaware, with the limited partnership power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the Manager is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not result, individually or in the aggregate, in a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Manager or on the performance by the Manager of its obligations under the Transaction Documents (“Manager Material Adverse Effect”).

(c)                                  Absence of Defaults and Conflicts Resulting from Transaction.  The execution, delivery and performance of the Transaction Documents and the transactions contemplated thereby, including the issuance and sale of the Shares will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Manager or any of its subsidiaries pursuant to, (A) the Organizational Documents of the Manager or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Manager or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Manager or any of its subsidiaries is a party or by which the Manager or any of its subsidiaries is bound or to which any of the properties of the Manager or any of its subsidiaries is subject.

(d)                                 Absence of Existing Defaults and Conflicts.  The Manager is not (i) in violation of its charter or by-laws or similar organizational documents of the Manager, (ii) in default (or with the giving of notice or lapse of time would be in default) under any existing obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to result in Manager Material Adverse Effect.

(e)                                  Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Manager.

(f)                                   Authorization and Enforceability of Management Agreement.  The Management Agreement has been duly authorized, executed and delivered by the Manager, and constitutes the valid and binding agreement of the Manager, enforceable against the Manager in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws affecting enforcement of creditors’ rights or by general equitable principles.

(g)                                  Absence of Further Requirements.  No consent, approval, authorization, or order of, or filing or registration with any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Management Agreement or the other agreements pursuant to which the Formation Transaction to which the Manager is a party will be effected , except such as have been obtained, or made and such as may be required under state securities laws.

(h)                                 Possession of Licenses and Permits.  The Manager and its subsidiaries possess, and is in compliance with the terms of, all licenses necessary or material to the conduct of the business of the Manager with respect to the Company now conducted or proposed in the Registration Statement, the Pricing Disclosure Package and the Prospectus to be conducted by it and has not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Manager Material Adverse Effect.

(i)                                     No Material Adverse Change in Business.   Except as disclosed in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the period covered by the latest audited financial statements included therein, there has been no change, nor any development or event involving a prospective change regarding the business of the Manager or any of its subsidiaries, taken as a whole, that is material and adverse to the Company or that would prevent the Manager from carrying out its obligations under this Agreement or the Management Agreement.

(j)                                    Employment; Noncompetition; Nondisclosure.  The Manager has not been notified that any officer or other key person of the Manager, or a significant number of employees of the Manager and its affiliates, plan to terminate his, her or their employment. Neither the Manager nor, to the Manager’s knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Manager as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)                                 Resources.  The Manager will have access to the personnel and other resources necessary for the performance of the duties of the Manager set forth in the Management Agreement and as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)                                     Absence of Manipulation.  None of the Manager, to the Manager’s knowledge, any affiliates of the Manager, has taken, directly or indirectly, any action that is designed to or that has constituted or that would cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(m)                             Litigation.  There are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Manager or any of its subsidiaries or any of their respective properties that, if determined adversely to the Manager or any of its subsidiaries, would, individually or in the aggregate, have a Manager Material Adverse Effect; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are threatened or, to the knowledge of the Manager, contemplated.

(n)                                 Insurance.  The Manager or any of its subsidiaries is insured by insurers with appropriately rated claims paying abilities against such losses and risks and in such amounts as are prudent and customary for the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Manager or any of its subsidiaries or their respective business, assets, employees, officers and directors are in full force and effect; and none of the Manager or any of its subsidiaries has been refused any insurance coverage sought or applied for.

(o)                                 Internal Controls.  The Manager maintains a system of internal controls in place sufficient to provide reasonable assurance that (A) the transactions that may be effectuated by the Manager under the Management Agreement are executed in accordance with its management’s general or specific authorization and (B) access to the Company’s assets is permitted only in accordance with the internal polices, controls and procedures of the Manager.

(p)                                 Free Writing Prospectus.  The Manager (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities.

(q)                                 Compliance.  The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply would not have, individually or in the aggregate, a Manager Material Adverse Effect.

(r)                                    Advisers Act.  The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules or regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)                                   Investment Strategy. The Company’s investment strategy described in the Registration Statement, the Pricing Disclosure Package and the Prospectus accurately reflect in all material respects the current intentions of the Manager with respect to the operation of the Company’s business, and no material deviation from such investment strategy is currently contemplated.

(t)                                    Investment Company Act.  The Manager is not required to register as an “investment company,” as such term is defined in the Investment Company Act and will not be an “investment company” as a result of the offering hereunder and the use of proceeds as contemplated by the Registration Statement, Pricing Disclosure Package and the Prospectus.

5.                                      Further Agreements of the Company and the Manager.  Each of the Company and the Manager, as applicable, covenants and agrees with each of the Underwriters that:

(a)                                 Required Filings.  The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)                                 Delivery of Copies.  The Company will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter through the Representatives (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request.  As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                                  Amendments or Supplements, Issuer Free Writing Prospectuses.  Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)                                 Notice to the Representatives.  The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the Commission for any amendment to the Registration

Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the Commission or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package, the Prospectus or any Written Testing-the-Waters Communication or to the knowledge of the Company the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package, any such Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or to the knowledge of the Company the initiation or threatening of any proceeding for such purpose; and the Company will use its commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Shares and, if any such order is issued, will use its commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)                                  Ongoing Compliance.  (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                                   Blue Sky Compliance.  The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                                  Earning Statement.  The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)                                 Clear Market.  For a period of 180 days after the date of the Prospectus, the Company will not, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, other than the (i) Shares to be sold hereunder, (ii) shares granted to the Company’s directors and personnel of the Manager under its equity compensation plan as disclosed in the Registration Statement, Pricing Disclosure Package and the Prospectus and (iii) shares of common stock and Cumulative Redeemable Preferred Stock issued by the Company in connection with the Formation Transaction as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Summary — the Formation Transaction”; (iv) any shares of common stock issued upon vesting of restricted stock granted under the equity compensation plan; and (v) the filing of a registration statement on Form S-8 (or equivalent form) with the Commission in connection with an equity compensation plan or agreement of the Company, which plan or agreement is disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.  If J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 7(m) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver substantially in the form of Exhibit B hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(i)                                     Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)                                    No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)                                 Exchange Listing.  The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “NYSE”).

(l)                                     Reports.  During the period from five years from the date of this Agreement, so long as the Shares are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)                             Record Retention.  The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n)                                 Filings.  The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

(o)                                 Directed Share Program.  The Company will comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

(p)                                 Emerging Growth Company.  The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of Shares within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

6.                                      Certain Agreements of the Underwriters.   Each Underwriter hereby represents and agrees that:

(a)                                 It has not and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 5(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)                                 It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that

Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                                  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

7.                                      Conditions of Underwriters’ Obligations.  The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                                 Registration Compliance; No Stop Order.  No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)                                 Representations and Warranties.  The representations and warranties of the Company and the Manager contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                                  No Material Adverse Change.  No event or condition of a type described in Section 3(i) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(d)                                 Officers’ Certificates.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives, substantially in the form of Annex D-1 (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be; and a certificate of the chief financial officer or chief accounting officer of the Manager and one additional senior executive officer of the Company who is satisfactory to the Representatives, substantially in the form of Annex D-2 (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Section 4 hereof are true and correct and (ii) confirming that the other representations and warranties of the Manager in this Agreement are true and correct and that the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be.

(e)                                  Comfort Letters.  (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Accountant shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(ii) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company and the Manager shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.

(f)                                   Opinion and 10b-5 Statement of Counsel for the Company.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a written opinion and 10b-5 statement, addressed to the Underwriters, of Orrick, Herrington & Sutcliffe LLP, counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex E hereto.

(g)                                  Tax Opinion.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a tax opinion, addressed to the Underwriters, of Orrick, Herrington & Sutcliffe LLP, tax counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex F hereto.

(h)                                 Maryland Opinion.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion, addressed to the Underwriters, of Ballard Spahr LLP, Maryland counsel for the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex G hereto.

(i)                                     Opinion of Counsel for the Manager.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a written opinion addressed to the Underwriters, of counsel for the Manager or other counsel reasonably acceptable to the Representatives, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex H hereto.

(j)                                    Opinion and 10b-5 Statement of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement, addressed to the Underwriters, of Skadden,

Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k)                                 No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(l)                                     Good Standing.  The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its subsidiaries in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m)                             Exchange Listing.  The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(n)                                 Lock-up Agreements.  The Representatives shall have received the “lock-up” agreements, each substantially in the form of Exhibit D hereto, executed by each of the persons listed on Schedule 2 hereto.

(o)                                 Additional Documents.  On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

8.                                      Indemnification and Contribution.

(a)                                 Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and documented legal fees and other documented expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h)

under the Securities Act (a “road show”) or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)                                 Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter:  the concession and reallowance figures appearing in the third paragraph and the information contained in the thirteenth, fourteenth and fifteenth paragraphs under the caption “Underwriting”.

(c)                                  Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the reasonable and documented fees and expenses in such proceeding and shall pay the reasonable and documented fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable and documented fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable and documented fees and expenses shall be paid or reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)                                 Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares.  The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                                  Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (d) above were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable and documented legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of paragraphs (d) and (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to paragraphs (d) and (e) are several in proportion to their respective purchase obligations hereunder and not joint.

(f)                                   Non-Exclusive Remedies.  The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

(g)                                  Directed Share Program Indemnification.  The Company agrees to indemnify and hold harmless the Directed Share Underwriter, its affiliates, directors and officers and each person, if any, who controls the Directed Share Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each a “Directed Share Underwriter Entity”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal fees and other expenses incurred in connection with defending or investigating any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Directed Share Underwriter Entities.

(h)                                 In case any proceeding (including any governmental investigation) shall be instituted involving any Directed Share Underwriter Entity in respect of which indemnity may be sought pursuant to paragraph (g) above, the Directed Share Underwriter Entity seeking indemnity shall promptly notify the Company in writing and the Company, upon request of the Directed Share Underwriter Entity, shall retain counsel reasonably satisfactory to the Directed Share Underwriter Entity to represent the Directed Share Underwriter Entity and any others the Company may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any Directed Share Underwriter Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Directed Share Underwriter Entity unless (i) the Company and such Directed Share Underwriter Entity shall have mutually agreed to the retention of such counsel, (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Directed Share Underwriter Entity, (iii) the Directed Share Underwriter Entity shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company or (iv) the named parties to any such proceeding (including any impleaded parties) include both the Company and the Directed Share Underwriter Entity and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not, in respect of the legal expenses of the Directed Share Underwriter Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Directed Share Underwriter Entities.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the Directed Share Underwriter Entities from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time any Directed Share Underwriter Entity shall have requested the Company to reimburse such Directed Share Underwriter Entity for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Company of the aforesaid request and (ii) the Company shall not have reimbursed such Directed Share Underwriter Entity in accordance with such request prior to the date of such settlement.  The Company shall not, without the prior written consent of the Directed Share Underwriter, effect any settlement of any pending or threatened proceeding in respect of which any Directed Share Underwriter Entity is or could have been a party and indemnity could have been sought hereunder by such Directed Share Underwriter Entity, unless (x) such settlement includes an unconditional release of the Directed Share Underwriter Entities from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of the Directed Share Underwriter Entity.

(i)                                     To the extent the indemnification provided for in paragraph (g) above is unavailable to a Directed Share Underwriter Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company in lieu of indemnifying the Directed Share Underwriter Entity thereunder, shall contribute to the amount paid or payable by the Directed Share Underwriter Entity as a result of such losses, claims, damages or liabilities (1) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand from the offering of the Directed Shares or (2) if the allocation provided by clause 7(i)(1) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(i)(1) above but also the relative fault of the Company on the one hand and of the Directed Share Underwriter Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Directed Share Underwriter Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Directed Share Underwriter Entities for the Directed Shares, bear to the aggregate public offering price of the Directed Shares.  If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact, the relative fault of the Company on the one hand and the Directed Share Underwriter Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company or by the Directed Share Underwriter Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(j)                                    The Company and the Directed Share Underwriter Entities agree that it would be not just or equitable if contribution pursuant to paragraph (i) above were determined by pro rata allocation (even if the Directed Share Underwriter Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (i) above.  The amount paid or payable by the Directed Share Underwriter Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Directed Share Underwriter Entities in connection with investigating or defending such any action or claim.  Notwithstanding the provisions of paragraph (i) above, no Directed Share Underwriter Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Directed Share Underwriter Entity has otherwise been required to pay.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The remedies provided for in paragraphs (g) through (j) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(k)                                 The indemnity and contribution provisions contained in paragraphs (g) through (j) shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Directed Share Underwriter Entity or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Directed Shares

9.                                      Effectiveness of Agreement.  This Agreement shall become effective as of the date first written above.

10.                               Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the NYSE or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

11.                               Defaulting Underwriter.

(a)                                 If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 11, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be,  does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 12 hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d)                                 Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12.                               Payment of Expenses.

(a)                                 Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv)  the fees and expenses of the Company’s counsel and independent accountants; (v) up to $[5,000] of the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the reasonable and documented related fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) the filing fees and up to $30,000 of all expenses incurred by the Underwriters in connection with any filing with, and clearance of the offering by, FINRA, including the fees and expenses of counsel for the Underwriters; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and any Testing-the-Waters Communication in connection with the offering and sale of the Shares including, without limitation, (1) any travel expenses of the Company’s officers and employees and (2) any other expenses of the Company, provided that the cost of chartering of airplanes shall be split 50/50 between the Company and the Underwriters; (x) all expenses and application fees related to the listing of the Shares on the NYSE; (xi) the fees and expenses in connection with the registration of the Shares under the Exchange Act; and (xii) all of the fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood, however, that, except as otherwise provided in this Agreement, the Underwriters will pay all fees and expenses of counsel for the Underwriters.

(b)                                 If (i) this Agreement is terminated pursuant to Section 10, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and documented out-of-pocket costs and expenses (including the fees and expenses of their external counsel but not in-house counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby, provided however, that if and to the extent the Company fails to reimburse the Underwriters pursuant to this Section 12, Two Harbors agrees to reimburse the Underwriters for such costs and expenses, but only if the contribution of the equity interests contemplated by the Contribution Agreement has not been consummated.

13.                               Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 8 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

14.                               Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Manager and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

15.                               Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act ; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

16.                               Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17.                               Miscellaneous.

(a)                                 Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax:  (212) 622-8358); Attention Equity Syndicate Desk and c/o Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036; Attention: Equity Syndicate Desk, with a copy to the Legal Department and Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, Attention: David J.

Goldschmidt.  Notices to the Company shall be given to it at Granite Point Mortgage Trust Inc., 590 Madison Avenue, 36th Floor, New York, New York 10022, Attention: Chief Financial Officer, with a copy to Orrick, Herrington & Sutcliffe LLP, The Orrick Building, 405 Howard Street, San Francisco, California 94105, Attention: Karen A. Dempsey; or, if sent to the Manager, will be mailed, delivered or telegraphed and confirmed to it at Pine River Capital Management L.P., 590 Madison Avenue, 38th Floor, New York, New York 10022, Attention: General Counsel.

(b)                                 Governing Law.  This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)                                  Submission to Jurisdiction. No claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Manager consent to the exclusive jurisdiction of such courts and personal service with respect thereto. The Company and the Manager hereby consent to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against the Representatives or any indemnified party. The Company and the Manager agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Manager and may be enforced in any other courts in the jurisdiction of which the Company or the Manager is or may be subject, by suit upon such judgment.

(d)                                 Waiver of Jury Trial.  Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(e)                                  Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Agreement by telecopy, facsimile or other electronic transmission (i.e., a “PDF”) shall be effective as delivery of a manually executed counterpart thereof.

(f)                                   Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g)                                  Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

GRANITE POINT MORTGAGE TRUST INC.

By:
Name:
Title:

PINE RIVER CAPITAL MANAGEMENT L.P.

By:
Name:
Title:

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement for the purposes of Section 12(b), by signing in the space provided below.

TWO HARBORS INVESTMENT CORP.

By:
Name:
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

MORGAN STANLEY & CO. LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

Schedule 1

Underwriter	Number of Underwritten Shares to be Purchased
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Citigroup Global Markets, Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
JMP Securities LLC
Keefe, Bruyette & Woods, Inc.

Total

Schedule 2

Lock-Up Signatories

Company

John (“Jack”) A. Taylor

Stephen Alpart

Steven Plust

Marcin Urbaszek

Rebecca B. Sandberg

William Roth

Thomas E. Siering

Brian C. Taylor

Tanuja M. Dehne

Martin A. Kamarck

Stephen G. Kasnet

W. Reid Sanders

Hope B. Woodhouse

Two Harbors

[Insert list of persons other than officers and directors listed above who will purchase in the DSP]

Annex A

a.                   Pricing Disclosure Package

[List each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package, if any]

b.                   Other Information Included in the Pricing Disclosure Package

[Set out key information included in script that will be used by Underwriters to confirm sales]

Shares Offered:

Public Offering Price Per Share:

Trade Date:

Settlement Date:

Annex B

Written Testing-the-Waters Communications

Annex C

Granite Point Mortgage Trust Inc.

Pricing Term Sheet

Shares Offered:

Public Offering Price Per Share:

Trade Date:

Settlement Date:

Annex D-1

Form of Company CFO Certificate

GRANITE POINT MORTGAGE TRUST INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2017

The undersigned, the Chief Financial Officer of Granite Point Mortgage Trust Inc., a Maryland corporation (the “Company”), pursuant to Section 7(d) and 7(e)(ii) of the Underwriting Agreement, dated as of [•], 2017 (the “Underwriting Agreement”), by and among the Company, Pine River Capital Management L.P. (the “Manager”), Two Harbors Investment Corp. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as the representatives (the “Representatives”) of the other several underwriters listed on Schedule 1 thereto (together with the Representative, the “Underwriters”), providing for the sale to the Underwriters by the Company of up to an aggregate of [•] shares of the Company’s common stock, par value $0.01 per share (including [•] shares subject to the Underwriters’ option to purchase additional shares), hereby certifies that they are authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company, as follows:

(a)                                 I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Covered Information”), which is included in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)                                 In connection with the preparation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data.

(c)                                  In the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Information is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Information does not fairly and accurately state the information presented therein.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of the Company in connection with the offering of the Shares.  Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, Orrick, Herrington & Sutcliffe LLP, counsel to the Company, Ballard Spahr LLP, special Maryland counsel to the Company and [•], counsel to the Manager, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 7(j), 7(f), 7(h) and 7(i), respectively, of the Underwriting Agreement.

Annex D-2

Form of Manager CFO Certificate

PINE RIVER CAPITAL MANAGEMENT L.P.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[•], 2017

The undersigned, the Chief Financial Officer of Pine River Capital Management L.P., a Delaware limited partnership (the “Company”), pursuant to Section 7(d) and 7(e)(ii) of the Underwriting Agreement, dated as of [•], 2017 (the “Underwriting Agreement”), by and among the Company, Granite Point Mortgage Trust Inc. (“Granite Point”), Two Harbors Investment Corp. and J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as the representatives (the “Representatives”) of the other several underwriters listed on Schedule 1 thereto (together with the Representative, the “Underwriters”), providing for the sale to the Underwriters by Granite Point of up to an aggregate of [•] shares of Granite Point’s common stock, par value $0.01 per share (including [•] shares subject to the Underwriters’ option to purchase additional shares), hereby certifies that they are authorized to execute this certificate (the “Certificate”) in the name and on behalf of the Company.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

The undersigned also hereby certifies, in his capacity as Chief Financial Officer of the Company, as follows:

(d)                                 I have overseen the preparation of the financial and other data circled on the attached Exhibit A (the “Covered Information”), which is included in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)                                  In connection with the preparation of the Covered Information, I have made such review and inquiries as I have deemed necessary to confirm the accuracy and completeness of such data.

(f)                                   In the course of such reviews and inquiries, nothing has come to my attention that has caused me to believe that the Covered Information is not accurately derived from the Company’s accounting books, the Company’s records or from reliable third party sources, or that such Covered Information does not fairly and accurately state the information presented therein.

This Certificate is being furnished to the Underwriters to assist them in conducting their investigation of Granite Point in connection with the offering of the Shares.  Each of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Underwriters, Orrick, Herrington & Sutcliffe LLP, counsel to Granite Point, Ballard Spahr LLP, special Maryland counsel to Granite Point and [•], counsel to the Company, is entitled to rely on this Certificate in connection with the opinions that each firm is rendering pursuant to Sections 7(j), 7(f), 7(h) and 7(i), respectively, of the Underwriting Agreement.

Annex E

Form of Opinion of Orrick, Herrington & Sutcliffe LLP

[TO COME]

Annex F

Form of Tax Opinion of Orrick, Herrington & Sutcliffe LLP

[TO COME]

Annex G

Form of Opinion of Ballard Spahr LLP

1.                                      The Company has been duly incorporated and is validly existing as a corporation in good standing with the Department, and has the corporate power to own its property and to conduct its business as described under the caption “Business” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.                                      The number of shares of authorized capital stock of the Company is as set forth under the caption “Capitalization” in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.                                      The Initial Shares have been duly authorized, and are (or were) validly issued, fully paid and non-assessable, and as a result of such issuance, no holder of outstanding shares of Common Stock of the Company has (or had) any statutory preemptive right under the Maryland General Corporation Law (the “MGCL”) or under the Charter or Bylaws, or to our knowledge and based solely on the Officers’ Certificate, any contractual right to subscribe for any securities of the Company.

4.                                      The Shares have been duly authorized and, when issued and delivered against payment therefor and otherwise in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising by operation of the MGCL, or under the Charter or the Bylaws or, to our knowledge, and based solely on the Officers’ Certificate, otherwise.

5.                                      The Acquisition Shares have been duly authorized and, when issued and delivered against payment therefor and otherwise in accordance with the terms of the applicable Transaction Documents, will be validly issued, fully paid and non-assessable, and the issuance of the Acquisition Shares will not be subject to any preemptive or similar rights arising by operation of the MGCL, or under the Charter or the Bylaws or, to our knowledge, and based solely on the Officers’ Certificate, otherwise.

6.                                      The Preferred Shares have been duly authorized and, when issued and delivered against payment therefor and otherwise in accordance with the terms of the Formation Transaction Documents, will be validly issued, fully paid and non-assessable, and the issuance of the Preferred Shares will not be subject to any preemptive or similar rights arising by operation of the MGCL, or under the Charter or the Bylaws or, to our knowledge, and based solely on the Officers’ Certificate, otherwise.

7.                                      The execution, delivery and performance by the Company of the Underwriting Agreement and the Transaction Documents have been duly authorized by all necessary corporate action required under the Charter and the Bylaws and the MGCL, and the Underwriting Agreement and such Transaction Documents have been duly executed and, to our knowledge, delivered by the Company.

8.                                      The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement and the Transaction Documents to which it is a party: (i) will not result in any violation of the provisions of the Charter or the Bylaws or any provision of the MGCL, or any rule or administrative regulation promulgated thereunder, and (ii) will not contravene any Maryland statute, or any rule or regulation or any Maryland governmental authority applicable to the Company.

9.                                      No consent, approval, authorization, order of, or qualification or filing with any court or governmental agency or authority of the State of Maryland is required to be obtained by the Company under the MGCL in connection with the offering, issuance or sale of the Shares to the Underwriters pursuant to the Underwriting Agreement, or in connection with the transactions contemplated by the Transaction Documents (including issuance of the Initial Shares, the Acquisition Shares and the Preferred Shares), except for such as have been obtained or waived, if any.

10.                               The Common Stock Certificate is in due and proper form and complies in all material respects with all applicable requirements of the MGCL, the Charter and the Bylaws.

11.                               The Preferred Stock Certificate is in due and proper form and complies in all material respects with all applicable requirements of the MGCL, the Charter and the Bylaws.

12.                               The statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Risk Factors - Risks Related to Ownership of Our Common Stock and this Offering”, “Description of Capital Stock”, and “Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws”, insofar as such statements purport to summarize certain provisions of the Charter or the Bylaws or matters of the MGCL, constitute fair and accurate summaries thereof, in all material respects.

Annex H

Form of Opinion of Counsel to be delivered as to matters pertaining to the Manager

1.              Good Standing of the Manager. The Manager has been duly formed and is validly existing in good standing under the laws of the State of Delaware, with limited partnership power and limited partnership authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus and to execute and deliver the Underwriting Agreement and to consummate the transactions contemplated thereby under the laws of the State of Delaware, and is duly qualified to do business as a foreign organization in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to obtain such qualifications would not have a Manager Material Adverse Effect.

2.              Authorization and Execution of the Underwriting Agreement. The execution and delivery by the Manager of the Underwriting Agreement, and the performance by the Manager of its obligations thereunder, have been duly and validly authorized by all necessary limited partnership action on the part the Manager, and the Manager has duly executed and delivered the Underwriting Agreement.

3.              Authorization of the Management Agreement. The execution and delivery by the Manager of the Management Agreement, and the performance by the Manager of its obligations thereunder, have been duly and validly authorized by all necessary limited partnership action on the part of the Manager, and the Manager has duly executed and delivered the Management Agreement.

4.              Enforceability of the Management Agreement. The Management Agreement is a valid and binding agreement of the Manager , enforceable against the Manager in accordance with its terms, subject to bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or transfer, general principles of equity and other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally.

5.              No Conflicts Resulting from Transaction. The execution, delivery and performance by the Manager of the Underwriting Agreement and the Management Agreement and the issuance and sale of the Shares will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of, the Manager pursuant to (a) the organizational documents of the Manager, (b) any statute, rule, regulation, or order of which we are aware of any governmental agency or body or any court having jurisdiction over the Manager or any of its properties, or (c) any material contract identified by the Manager.

Exhibit A

EGC — Testing the waters authorization (to be delivered by the issuer to J.P. Morgan and Morgan Stanley in email or letter form)

In reliance on Section 5(d) of the Securities Act of 1933, as amended (the “Act”), Granite Point Mortgage Trust Inc. (the “Issuer”) hereby authorizes J.P. Morgan Securities LLC (“J.P. Morgan”) and its affiliates and their respective employees and Morgan Stanley & Co. LLC and its affiliates and their respective employees (“Morgan Stanley”), to engage on behalf of the Issuer in oral and written communications with potential investors that are “qualified institutional buyers”, as defined in Rule 144A under the Act, or institutions that are “accredited investors”, as defined in Regulation D under the Act, to determine whether such investors might have an interest in the Issuer’s contemplated initial public offering (“Testing-the-Waters Communications”).  A “Written Testing-the Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Each of J.P. Morgan and Morgan Stanley, individually and not jointly, agrees that it shall not distribute any Written Testing-the-Waters Communication that has not been approved by the Issuer.]

The Issuer represents that it is an “emerging growth company” as defined in Section 2(a)(19) of the Act (“Emerging Growth Company”) and agrees to promptly notify J.P. Morgan and Morgan Stanley in writing if the Issuer hereafter ceases to be an Emerging Growth Company while this authorization is in effect.  If at any time following the distribution of any Written Testing-the-Waters Communication there occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Issuer will promptly notify J.P. Morgan and Morgan Stanley and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

Nothing in this authorization is intended to limit or otherwise affect the ability of J.P. Morgan and its affiliates and their respective employees and Morgan Stanley and its affiliates and their respective employees, to engage in communications in which they could otherwise lawfully engage in the absence of this authorization, including, without limitation, any written communication containing only one or more of the statements specified under Rule 134(a) under the Act.  This authorization shall remain in effect until the Issuer has provided to J.P. Morgan and Morgan Stanley a written notice revoking this authorization. All notices as described herein shall be sent by email to the attention of Alaoui Zenere at alaoui.x.zenere@jpmorgan.com, Ray Craig at ray.craig@jpmorgan.com and Michael Occi at michael.occi@morganstanley.com, with copies to Debra Post at debra.post@skadden.com and Sonya Mitchell at sonya.mitchell@skadden.com.

Exhibit B

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

MORGAN STANLEY & CO. LLC

Granite Point Mortgage Trust Inc.
Public Offering of Common Stock

             , 2017

[Name and Address of
Officer or Director
Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Granite Point Mortgage Trust Inc. (the “Company”) of        shares of common stock, $0.01 par value (the “Common Stock”), of the Company and the lock-up letter dated                  , 2017 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated                  , 2017, with respect to         shares of Common Stock (the “Shares”).

J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective                   , 2017; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release].  This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

cc:  Company

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Exhibit C

[Form of Press Release]

Granite Point Mortgage Trust Inc.

[Date]

Granite Point Mortgage Trust Inc. (“Company”) announced today that J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the Company’s recent public sale of       shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to     shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on                      2017, and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

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Exhibit D

FORM OF LOCK-UP AGREEMENT

         , 2017

J.P. MORGAN SECURITIES LLC
MORGAN STANLEY & Co. LLC
As Representatives of
the several Underwriters listed in
Schedule 1 to the Underwriting
Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:                             Granite Point Mortgage Trust Inc. — Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Granite Point Mortgage Trust Inc., a Maryland corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 180(2) days after the date of the prospectus relating to the Public Offering (the “Prospectus”) (such period, the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option

(2)  [120 days for Two Harbors].

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or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, $0.01 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, in each case other than (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock to members, partners, stockholders, affiliates or other equity holders of the undersigned, (D) transfers of shares Common Stock to family members or trusts for the direct or indirect benefit of the undersigned or the undersigned’s family members, (E) transfers or dispositions of Common Stock to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the undersigned, (F) transfers or dispositions of shares of Common Stock by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the undersigned and (G) transfers to the Company of shares of Common Stock in full or partial payment of taxes required to be paid upon the vesting of restricted shares of, or restricted stock awards that are settled in, shares of Common Stock, in each case pursuant to the terms of the Company’s equity compensation plan or director compensation policy; provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F) and (G), each donee or distributee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E), (F) and (G), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Restricted Period referred to above).  If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company-directed Securities the undersigned may purchase in the Public Offering. If the undersigned is an officer or director of the Company, (i) J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the Underwriters will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver.  Any release or waiver granted by J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release.  The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

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The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal Representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by [•], 2017, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

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